UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2024

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer

On March 4, 2024, NMI Holdings, Inc. (the “Company”) announced that Aurora Swithenbank has been appointed Executive Vice President and Chief Financial Officer, effective May 1, 2024.

Ms. Swithenbank, age 48, previously served as Chief Financial Officer of Vantage Group Holdings Ltd., a Bermuda based specialty insurance and reinsurance group, where she led the organization of the company’s finance department as its first chief financial officer and which she joined in October 2020. Prior to joining Vantage Group Holdings Ltd., Ms. Swithenbank spent more than two decades at Goldman Sachs in a number of roles, including most recently as a Partner and Head of Insurance in the Americas Financing Group. She earned a Bachelor’s degree from Harvard University.

Offer Letter with Ms. Swithenbank

In connection with her appointment, on March 1, 2024, the Company entered into an offer letter with Ms. Swithenbank setting forth the terms of her employment. The offer letter provides for: (a) an annual base salary of $505,000 per year; (b) a target annual bonus opportunity of 100% of base salary; (c) the Company to recommend to the compensation committee of the Company’s board of directors (the “Committee”) that Ms. Swithenbank be considered for a 2024 annual equity-based award with a target grant date value of 190% of base salary; and (d) participation in the Company’s executive cash allowance program at a level of $30,000 per year and in the Company’s Severance Benefit Plan at the level of “Executive Vice President (without employment agreement)” in accordance with its terms. In addition, the Company will recommend to the Committee that Ms. Swithenbank be designated as a participant in the Company’s Amended and Restated Change in Control Severance Benefit Plan in accordance with its terms, with a severance multiple of 1.5 times the sum of her annual base salary and target annual bonus and a lump sum cash payment equal to 18 months of COBRA premiums (less the active employee rate for such coverage).

The Company will also recommend to the Committee that Ms. Swithenbank be granted a one-time supplemental inducement equity award with a grant date value of $1,500,000 in the form of restricted stock units under the Company’s Amended and Restated 2014 Omnibus Incentive Plan, 40% of which will vest on each of the first and second anniversaries of the grant date and the remaining 20% of which will vest on the third anniversary of the grant date, in each case subject to continued employment through the applicable vesting date. To assist with Ms. Swithenbank’s relocation to the Northern California area, she will also receive a one-time relocation bonus of $25,000, a $5,000 per month housing allowance for six months following the start date and six round trip airline tickets to the San Francisco Bay area. The relocation bonus and airline tickets are subject to reimbursement in full to the Company if Ms. Swithenbank’s employment is terminated under certain circumstances prior to the first anniversary of her start date.

Any amounts payable to Ms. Swithenbank under the offer letter are subject to the terms of the Company’s compensation recovery policy. Ms. Swithenbank has also agreed to certain restrictive covenants in the offer letter, including those relating to confidentiality, non-disparagement and non-solicitation of employees and investors.

Ms. Swithenbank does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Ms. Swithenbank and any other person pursuant to which Ms. Swithenbank was selected as an officer of the Company.

Departure of Chief Financial Officer

On March 4, 2024, the Company announced that Ravi Mallela, the Company’s Executive Vice President and Chief Financial Officer, will be leaving the Company effective May 1, 2024. Mr. Mallela’s departure from the Company is not the result of any issues or disagreements with the Company relating to the Company’s financial disclosures, accounting matters, operations, polices or practices. Mr. Mallela’s separation qualifies as an involuntary termination without cause and constitutes an eligible termination under the Company’s Severance Benefit Plan.
Separation Agreement with Mr. Mallela

On March 1, 2024, the Company entered into a separation agreement with Mr. Mallela, under which he will be eligible to receive a severance payment equal to $252,500, or six months of his base salary, and Company-paid COBRA premiums for six months following his termination of employment, both in accordance with the terms of the Company’s Severance Benefit Plan. The separation agreement also provides Mr. Mallela with an additional six months of Company-paid COBRA premiums and accelerated vesting (upon his termination of employment) of approximately $350,000 of grant date fair value restricted stock units originally granted to Mr. Mallela as inducement and make whole awards at the time of his hiring. All other outstanding equity awards will be treated in accordance with their applicable award agreements without modification. All benefits under the separation agreement are subject to Mr. Mallela’s execution and non-revocation of a release of claims against the Company. Mr. Mallela has also agreed to certain restrictive covenants in the separation agreement, including those relating to confidentiality and non-disparagement.

The foregoing summary of the offer letter with Ms. Swithenbank and the separation agreement with Mr, Mallela does not purport to be complete and is qualified in its entirety by reference to the offer letter and the separation agreement, which are attached as Exhibits 10.1 and 10.2 and incorporated by reference herein. A copy of the Company’s related press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.    Description
10.1*    Offer Letter, dated March 1, 2024, by and between Aurora Swithenbank and the Company
10.2*    Separation Agreement, dated March 1, 2024, by and between Ravi Mallela and the Company
99.1*    Press Release, dated March 4, 2024
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: March 4, 2024	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, Chief Administrative Officer & General Counsel

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